Exhibit 10.3

Non-Plan Stock Award Agreement

LULU’S FASHION LOUNGE HOLDINGS, INC.

STOCK AWARD NOTICE

The individual listed below (the “Grantee”) previously held Class P Units (as defined in that certain Agreement of Limited Partnership of Lulu’s Holdings, L.P., as amended (the “Holdings LPA”)) in Lulu’s Holdings, L.P., a Delaware limited partnership (“Holdings”), which were a special class of limited partnership interest in Holdings. Immediately before the completion of the initial public offering (the “IPO Closing”) of the equity securities of Lulu’s Fashion Lounge Holdings, Inc., a Delaware corporation (the “Company”), Holdings’ assets included shares of common stock of the Company. Immediately before the IPO Closing, Holdings terminated and is hereby distributing to the Grantee a portion of the shares (the “Shares”) of Company common stock that were held by Holdings, as required pursuant to the terms of the Holdings LPA, which distribution is in full and complete satisfaction of all liabilities and obligations arising out of or relating to the Class P Units held by the Grantee. The Company desires to reflect herein the terms and conditions of the Shares issued to the Grantee by Holdings, and the Grantee desires to accept such terms and conditions. The Shares are subject to all of the terms and conditions set forth herein and in the Stock Award Agreement attached hereto as Exhibit A (the “Agreement”), each of which is incorporated herein by reference. If the Company uses an electronic stock administration system and the fields below are blank or the information is otherwise provided in a different format electronically, the blank fields and other information shall be deemed incorporated herein from the electronic stock administration system and considered part of this Stock Award Notice (the “Award Notice”).

Grantee:	[ ]

Award Date:	[Date of the IPO Closing]

As of Immediately Prior to the IPO Closing:

• Total Class P Units:	[ ]

• Vested Class P Units:	[ ]

• Unvested Class P Units:	[ ]

Aggregate Value of Class P Units Immediately Prior to the IPO Closing:	[ ]

Upon the IPO Closing:

• Total Shares Distributed:	[ ]

• Vested Shares:	[ ]

• Unvested Shares (“Restricted Stock”):	[ ]

Vesting Commencement Date:	[ ]

Vesting Schedule:	[ ][1]

Termination:	Except as otherwise set forth in the Vesting Schedule or in the Agreement, if the Grantee’s employment or service with the Company

[1]	Note to Draft: To be updated to reflect any individual vesting schedules, including acceleration provisions upon termination or otherwise.

and its Subsidiaries terminates for any reason, any Shares that have not become vested on or prior to the date of such termination will thereupon be automatically forfeited by the Grantee, and the Grantee’s rights in such Shares shall thereupon lapse and expire.

By the Grantee’s signature below or by electronic acceptance or authentication in a form authorized by the Company, (i) the Grantee agrees to be bound by the terms and conditions of the Agreement and this Award Notice, and (ii) the Grantee acknowledges that the Shares received are in full satisfaction of any rights that the Grantee has or may have had in respect of the Class P Units, and the Grantee has no further rights or claims arising out of or related to the Class P Units, including pursuant to the Holdings LPA or the award agreement pursuant to which the Class P Units were granted (the “Class P Unit Award Agreement”). Within 30 days after the IPO Closing, the Grantee will make a valid and timely election under Section 83(b) of the Code in a form previously provided to the Grantee by Holdings to reflect the distribution to the Grantee of the Shares in settlement of the Class P Units and will deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service. The Grantee has reviewed the Agreement and this Award Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Notice and fully understands all provisions of the Agreement and this Award Notice.

If the Grantee is married, his or her spouse has signed the Consent of Spouse attached hereto as Attachment 1.

Solely with respect to the provisions of the Award Notice, LULU’S HOLDINGS, L.P.:

By:
Print Name:
Title:
Address:

LULU’S FASHION LOUNGE HOLDINGS, INC.:	GRANTEE:

By:	By:
Print Name:	Print Name:
Title:
Address:	Address:

2

ATTACHMENT 1

TO STOCK AWARD NOTICE

CONSENT OF SPOUSE

I, ___________________, spouse of _________________, have read and approved the Stock Award Notice and Stock Award Agreement dated __________________, between my spouse and Lulu’s Fashion Lounge Holdings, Inc., a Delaware corporation (the “Award Agreement”). In consideration of issuing to my spouse shares of Lulu’s Fashion Lounge Holdings, Inc. set forth in the Award Agreement, I hereby agree to be bound by the provisions of the Award Agreement insofar as I may have any rights in said Award Agreement under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Award Agreement.

Dated: ________________________

Name of Spouse:

3

Non-Plan Stock Award Agreement

EXHIBIT A

TO STOCK AWARD NOTICE

STOCK AWARD AGREEMENT

THE SHARES EVIDENCED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

Pursuant to the Stock Award Notice (the “Award Notice”) to which this Stock Award Agreement (this “Agreement”) is attached, Lulu’s Holdings, L.P., a Delaware limited partnership (“Holdings”) has distributed to the Grantee the number of Shares of Lulu’s Fashion Lounge Holdings, Inc., a Delaware corporation, (the “Company”) as set forth in the Award Notice.

ARTICLE I.

GENERAL

1.1    Defined Terms. As used in the Award Notice and this Agreement, the following terms have the following meanings:

(a)     “Applicable Law” means any applicable law, including without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

(b)    “Board” means the Board of Directors of the Company.

(c)    “Cause” shall have the meaning ascribed to such term, or term of similar effect, in the Class P Unit Award Agreement or, if not defined therein, in any offer letter, employment, severance or similar agreement between the Grantee and the Company ; provided, that in the absence of an offer letter, employment, severance or similar agreement containing such definition, Cause means, with respect to the Grantee, the occurrence of any of the following: (a) an act of dishonesty made by the Grantee in connection with the Grantee’s responsibilities as a Service Provider; (b) the Grantee’s conviction of, or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude, or a material violation of federal or state law by the Grantee that the Company reasonably determines has had or will have a material detrimental effect on the Company’s reputation or business; (c) the Grantee’s gross misconduct; (d) the Grantee’s willful and material unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Grantee owes an obligation of nondisclosure as a result of the Grantee’s relationship with the Company; (e) the Grantee’s willful breach of any material obligations under any written agreement or covenant with the Company; or (f) the Grantee’s continued substantial failure to perform the Grantee’s duties as a Service Provider (other than as a result of the Grantee’s physical or mental incapacity) after the Grantee has received a written demand for performance that specifically sets forth the factual basis for the determination that the Grantee has not substantially performed the Grantee’s duties and has failed to cure such non-performance to the Company’s reasonable satisfaction within 30 business days after receiving such notice. For purposes of this definition, no act or failure to act shall be considered willful unless it is done in bad faith and without reasonable intent that the act or failure to act was in the best interest of the Company or required by law. Any act, or failure to act, based upon authority or instructions given to the Grantee pursuant to a direct instruction from the Company’s chief executive officer or based on the advice of counsel for the Company will be conclusively presumed to be done or omitted to be done by the Grantee in good faith and in the best interest of the Company.

(d)    “Change in Control” means any of the following:

(i)    The consummation of a transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) directly or indirectly acquires beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of the Company’s securities possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company or any of its Subsidiaries; (B) any acquisition by an employee benefit plan maintained by the Company or any of its Subsidiaries, (C) any acquisition which complies with subclauses (A), (B) and (C) of this definition; or (D) in respect of this Award held by the Grantee, any acquisition by the Grantee or any group of persons including the Grantee (or any entity controlled by the Grantee or any group of persons including the Grantee);

(ii)    The Incumbent Directors cease for any reason to constitute a majority of the Board;

(iii)    The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination, (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(1)    which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction;

(2)    after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (iii)(2) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; and

(3)    after which at least a majority of the members of the board of directors (or the analogous governing body) of the Successor Entity were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such transaction; or

(iv)    The completion of a liquidation or dissolution of the Company.

(e)    The Board shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of such Change in Control and any incidental matters relating thereto.

(f)    “Code” means the U.S. Internal Revenue Code of 1986, as amended, and all regulations, guidance, compliance programs and other interpretative authority issued thereunder.

(g)    “Committee” means one or more committees or subcommittees of the Board, which may include one or more Company directors or executive officers, to the extent permitted by Applicable Law. To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to this Award if the Award is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3.

(h)    “Common Stock” means the common stock of the Company.

(i)    “DRO” means a “domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

(j)    “Equity Restructuring” means a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split (including a reverse stock split), spin-off or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other Company securities) or the share price of Common Stock (or other Company securities) and causes a change in the per share value of the Common Stock underlying this Award.

(k)    “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and all regulations, guidance and other interpretative authority issued thereunder.

(l)    “Fair Market Value” means, as of any date, the value of a Share determined as follows: (i) if the Common Stock is listed on any established stock exchange, the value of a Share will be the closing sales price for a Share as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Board deems reliable; (ii) if the Common Stock is not listed on an established stock exchange but is quoted on a national market or other quotation system, the value of a Share will be the closing sales price for a Share on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Board deems reliable; or (iii) if the Common Stock is not listed on any established stock exchange or quoted on a national market or other quotation system, the value established by the Board in its sole discretion.

(m)     “Incumbent Directors” means, for any period of 12 consecutive months, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in clause (i) or (iii) of the Change in Control definition) whose election or nomination for election to the Board was approved by a vote of at least a majority (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) of the Directors then still in office who either were Directors at the beginning of the 12-month period or whose election or nomination for election was previously so approved. No individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director.

(n)     “Restricted Stock” means the shares of Common Stock awarded under this Agreement that are subject to the vesting conditions and other restrictions set forth herein.

(o)    “Securities Act” means the Securities Act of 1933, as amended, and all regulations, guidance and other interpretative authority issued thereunder.

(p)    “Service Provider” means an Employee, Consultant or Director.

(q)    “Subsidiary” means any entity (other than the Company), whether U.S. or non-U.S., in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

(r)    “Tax-Related Items” means any U.S. and non-U.S. federal, state and/or local taxes (including, without limitation, income tax, social insurance contributions, fringe benefit tax, employment tax, stamp tax and any employer tax liability which has been transferred to the Grantee) for which the Grantee is liable in connection with the Shares.

ARTICLE II.

AWARD OF STOCK

2.1    Award of Stock.

(a)    Award. Pursuant to the Award Notice and upon the terms and conditions set forth in this Agreement, effective as of the Award Date set forth in the Award Notice, Holdings has distributed to the Grantee the number of Shares as set forth in the Award Notice, such shares referred to herein as the “Award”.

(b)    Escrow. The Grantee, by acceptance of the Award, shall be deemed to appoint, and does so appoint, the Secretary of the Company or such other escrow holder as the Company may appoint to hold the Shares of Restricted Stock, but not, for the avoidance of doubt, the Shares that, as of the applicable date of reference, are not Restricted Stock (the “Vested Stock”) in escrow as the Grantee’s attorney(s)-in-fact to effect any transfer of unvested forfeited Shares of Restricted Stock (or Shares of Restricted Stock otherwise reacquired by the Company hereunder) to the Company as may be required pursuant to this Agreement and to execute such documents as the Company or such representatives deem necessary or advisable in connection with any such transfer.

(c)    Removal of Notations. As soon as administratively practicable after the vesting of any Shares of Restricted Stock subject to the Award pursuant to Section 2.2(b) hereof, the Company shall remove the notations on any Shares subject to the Award which have vested. The Grantee (or the beneficiary or personal representative of the Grantee in the event of the Grantee’s death or incapacity, as the case may be) shall deliver to the Company any representations or other documents or assurances required by the Company.

2.2    Restrictions.

(a)    Forfeiture. Notwithstanding any contrary provision of this Agreement, except as may otherwise be set forth in a written agreement between the Company and the Grantee, upon the Grantee’s termination of employment or service with the Company and its Subsidiaries for any or no reason, any Shares of Restricted Stock subject to Restrictions shall thereupon be forfeited immediately and without any further action by the Company, and the Grantee’s rights in such Shares of Restricted Stock shall thereupon lapse and expire.

(b)    Vesting and Lapse of Restrictions. As of the Award Date, (i) 100% of the Vested Stock is fully vested and is not subject to any risk of forfeiture or transfer restrictions pursuant to this Agreement and (ii) 100% of the Restricted Stock shall be subject to the risk of forfeiture set forth in Section 2.2(a) hereof and the transfer restrictions set forth in Section 3.3 hereof (collectively, such risk of forfeiture and such transfer restrictions, the “Restrictions”). The Restricted Stock shall vest and Restrictions shall lapse in accordance with the vesting schedule set forth in the Award Notice (rounding down to the nearest whole Share).

(c)    Tax Withholding. The Company does not expect that it shall be required to effect any withholding with respect to any of the Shares subject to the Award. However, the Grantee hereby agrees that, if the Company determines that any Tax-Related Items are required by Applicable Law to be withheld in connection with the Grantee’s Awards and/or Shares, the Grantee agrees to pay the Company or a Subsidiary, as applicable, or make provision satisfactory to the Company for payment of such Tax-Related Items by the date of the event creating the liability for Tax-Related Items. At the Company’s discretion and subject to any Company insider trading policy (including black-out periods), any withholding obligation for Tax-Related Items may be satisfied by (i) deducting an amount sufficient to satisfy such withholding obligation from any payment of any kind otherwise due to the Grantee; (ii) accepting a payment from the Grantee in cash, by wire transfer of immediately available funds, or by check made payable to the order of the Company or a Subsidiary, as applicable; (iii) accepting the delivery of Shares, including Shares delivered by attestation; (iv) if there is a public market for Shares at the time the withholding obligation for Tax-Related Items is satisfied, selling Shares issued pursuant to the Award creating the withholding obligation for Tax-Related Items, either voluntarily by the Grantee or mandatorily by the Company; (v) accepting delivery of a promissory note or any other lawful consideration; or (vi) any combination of the foregoing payment forms. The amount withheld pursuant to any of the foregoing payment forms shall be determined by the Company and may be up to, but no greater than, the aggregate amount of such obligations based on the maximum statutory withholding rates in the Grantee’s jurisdiction for all Tax-Related Items that are applicable to such taxable income. If any tax withholding obligation will be satisfied under clause (iv) of the preceding paragraph, the Grantee’s acceptance of the Award will constitute the Grantee’s authorization to the Company and instruction and authorization to any brokerage firm selected by the Company to effect the sale to complete the transactions described in clause (iv). The Company shall not be obligated to transfer Shares held in escrow to the Grantee or the Grantee’s legal representative until the Grantee or the Grantee’s legal representative shall have paid or otherwise satisfied in full the amount of all Tax-Related Items resulting from the grant or vesting of the Award.

(d)    Legends. The Grantee understands and agrees that the Company shall cause any stock certificates issued (whether in electronic or other form) evidencing the Shares to have the legend set forth below or legend substantially equivalent thereto, together with any other legends that may be required by state or federal securities laws:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS

AMENDED (“ACT”), NOR HAVE THEY BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE. NO TRANSFER OF SUCH SECURITIES WILL BE PERMITTED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER, THE TRANSFER IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR IN THE OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT AND WITH APPLICABLE STATE SECURITIES LAWS.

The Grantee further understands and agrees that the Company shall cause any stock certificates issued (whether in electronic or other form) evidencing the Shares of Restricted Stock to also have the legend set forth below or legend substantially equivalent thereto, together with any other legends that may be required by state or federal securities laws:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE AGREEMENT PURSUANT TO WHICH THESE SHARES WERE ISSUED, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.

(e)    Stop Transfer Instructions. To ensure compliance with the Restrictions, the provisions of the charter documents of the Company and Applicable Law, and for other proper purposes, the Company may issue appropriate “stop transfer” and other instructions to its transfer agent with respect to the Restricted Stock. The Company shall notify the transfer agent as and when the Restrictions lapse.

ARTICLE III.

ADJUSTMENTS FOR CHANGES IN COMMON STOCK

AND CERTAIN OTHER EVENTS

3.1    Equity Restructuring(a) . In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Article III, the Board will equitably adjust the terms of this Agreement and the Award as it deems appropriate to reflect the Equity Restructuring, which may include (i) adjusting the number and type of securities subject to the Award; (ii) adjusting the terms and conditions of the Award; and (iii) making cash payments to the Grantee. The adjustments provided under this Section 3.1 will be nondiscretionary and final and binding on the Grantee and the Company; provided that the Board will determine whether an adjustment is equitable.

3.2    Corporate Transactions. In the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), reorganization, merger, consolidation, split-up, spin off, combination, amalgamation, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, Change in Control, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, other similar corporate transaction or event, other unusual or nonrecurring transaction or event affecting the Company or its financial statements or any change in any Applicable Law or accounting principles, the Board , on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event (except that action to give effect to a change in Applicable Law or accounting principles may be made within a reasonable period of time after such change) and either automatically or upon the Grantee’s request, is hereby authorized to take any one or more of the following actions, whenever the Board determines that such action is appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available with respect to the Award, (y) to facilitate such transaction or event or (z) give effect to such changes in Applicable Law or accounting principles:

(a)    To provide for the cancellation of the Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon realization of the Grantee’s rights under the vested portion of the Award, as applicable; provided that, if the amount that could have been obtained upon realization of the Grantee’s rights, in any case, is equal to or less than zero, then the Award may be terminated without payment;

(b)    To provide that the Award shall vest as to all Shares (or other property) covered thereby, notwithstanding anything to the contrary in this Agreement;

(c)    To provide that the Award be assumed by the successor or survivor corporation or entity, or a parent or subsidiary thereof, or shall be substituted for by awards covering the stock of the successor or survivor corporation or entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares, in all cases, as determined by the Board;

(d)    To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to the Award or in the terms and conditions of the Award;

(e)    To replace the Award with other rights or property selected by the Board; or

(f)    To provide that the Award will terminate and cannot vest after the applicable event.

3.3    Change in Control.

(a)    Notwithstanding any other provision of this Agreement, in the event of a Change in Control, unless the Board elects to (i) terminate the Award in exchange for cash, rights or property, or (ii) cause the Award to become no longer subject to any forfeiture restrictions prior to the consummation of a Change in Control, the Award shall continue in effect or be assumed or an equivalent Award substituted by the successor corporation or a parent or subsidiary of the successor corporation.

(b)    In the event that the successor corporation in a Change in Control refuses to assume or substitute the Award, the Board shall cause the Award to become fully vested immediately prior to the consummation of such transaction and all forfeiture restrictions on the Award to lapse. For the purposes of this Section 3.3, an Award shall be considered assumed if, following the Change in Control, the Award confers the right to receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Board may, with the consent of the successor corporation, provide for the consideration to be received for each

Share subject to an Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per-share consideration received by holders of Common Stock in the Change in Control.

3.4    General. Except as expressly provided in this Agreement or under Applicable Law, no Grantee will have any rights due to any subdivision or consolidation of Shares of any class, dividend payment, increase or decrease in the number of Shares of any class or dissolution, liquidation, merger, or consolidation of the Company or other corporation. Except as expressly provided with respect to an Equity Restructuring under Section 3.1 above or the Board’s action, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, will affect, and no adjustment will be made regarding, the number of Shares subject to the Award. The existence of this Agreement and the Award will not affect or restrict in any way the Company’s right or power to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger, consolidation, spinoff, dissolution or liquidation of the Company or sale of Company assets or (iii) any sale or issuance of securities, including securities with rights superior to those of the Shares or securities convertible into or exchangeable for Shares.

ARTICLE IV.

OTHER PROVISIONS

4.1    Transferability. Until the Restrictions hereunder lapse or expire pursuant to this Agreement and the Shares of Restricted Stock vest, the Restricted Stock (including any Shares or other securities or property received by the Grantee with respect to Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall be subject to the following restrictions on transferability: The Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except by will or the laws of descent and distribution, or, subject to the Company’s consent, pursuant to a DRO, unless and until all restrictions applicable to the Shares have lapsed. References to the Grantee, to the extent relevant in the context, will include references to a transferee approved by the Company.

4.2    Rights as Stockholder. Upon the Award Date, the Grantee shall have all the rights of a stockholder of the Company with respect to the Shares, subject to the Restrictions, including, without limitation, voting rights and rights to receive any cash or stock dividends, in respect of the Shares subject to the Award and deliverable hereunder; provided, that, with respect to any Restricted Stock, any dividends or distributions to stockholders may be held by the Company until such time as the Restricted Stock vests; provided, further, that nothing herein is intended to confer any rights that are limited under any other Company policy or under Applicable Law.

4.3    Tax Consultation. The Grantee represents that the Grantee has consulted with any tax consultants the Grantee deems advisable in connection with the Shares, including the Restricted Stock and that the Grantee is not relying on the Company for any tax advice.

4.4    Adjustments Upon Specified Events. The Board may accelerate the vesting of the Restricted Stock in such circumstances as it, in its sole discretion, may determine. The Grantee acknowledges that the Restricted Stock is subject to adjustment, modification and termination in certain events as provided in this Agreement.

4.5    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to the Grantee shall be addressed to the Grantee at the Grantee’s last address reflected on the Company’s records. By a notice given pursuant to this Section, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

4.6    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

4.7    Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

4.8    Conformity to Securities Laws. The Grantee acknowledges that this Agreement is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all Applicable Law. Notwithstanding anything herein to the contrary, this Agreement shall be administered, only in such a manner as to conform to such Applicable Law. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such Applicable Law.

4.9    Amendment, Suspension and Termination. This Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time only with the prior written consent of the Grantee and the Company.

4.10    Successors and Assigns. The Company or any Subsidiary may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company and its Subsidiaries. Subject to the restrictions on transfer set forth in Section 4.3 hereof, this Agreement shall be binding upon the Grantee and his or her heirs, executors, administrators, successors and assigns.

4.11    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of this Agreement, if the Grantee is subject to Section 16 of the Exchange Act, then the Award and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.12    Clawback Provisions. The Award (including the gross amount of any proceeds, gains or other economic benefit the Grantee actually or constructively receives upon receipt or exercise of the Award or the receipt or resale of any Shares underlying the Award) will be subject to recoupment by the Company to the extent required to comply with Applicable Law.

4.14    Not a Contract of Service Relationship. Nothing in this Agreement shall confer upon the Grantee any right to continue to serve as an employee or other service provider of the Company or any of its Subsidiaries or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of the Grantee at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and the Grantee.

4.15    Entire Agreement. The Award Notice and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and its Subsidiaries and the Grantee with respect to the subject matter hereof; provided that the Shares shall be subject to any accelerated vesting provisions in any written agreement between the Grantee and the Company or a Company plan pursuant to which the Grantee participates, in each case, in accordance with the terms therein.

4.16    Limitation on the Grantee’s Rights. This Agreement confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust.

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